UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

  Item 1.01  Entry into a Material Definitive Agreement.

    Indenture

    On December 16, 2019, Korn Ferry (the “Company”) completed its previously announced offering of $400 million in aggregate principal amount of its 4.625% Senior Notes due 2027 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company used the proceeds from the offering of the Notes to repay all amounts outstanding under its existing five-year senior secured revolving credit facility (the “Prior Credit Agreement”) and to pay expenses and fees in connection therewith and intends to use the remainder for general corporate purposes.

    The Notes are governed by an Indenture, dated as of December 16, 2019 (the “Indenture”), among the Company, as issuer, certain of the Company’s subsidiaries named therein, as guarantors thereto (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Indenture and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

    The Notes are senior unsecured obligations of the Company and rank equally in right of payment with any of the Company’s existing and future senior indebtedness and senior in right of payment to any of its future subordinated indebtedness. The Notes are effectively subordinated to any of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt. The Company’s wholly-owned subsidiaries that are restricted subsidiaries jointly and severally guarantee obligations under the Notes with guarantees that rank equally in right of payment with any of the existing and future senior indebtedness of each such Guarantor and senior in right of payment to any future subordinated indebtedness of such Guarantor. The guarantees are effectively subordinated to any of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt. The Notes are also structurally subordinated to the liabilities of subsidiaries of the Company that have not guaranteed the Notes.

    The Notes bear interest at a rate of 4.625% per year from the date of issuance. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2020. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1.

    At any time prior to December 15, 2022, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any. In addition, the Company may redeem some or all of the Notes on or after December 15, 2022, at redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any. At any time prior to December 15, 2022, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 104.625% of the principal amount.

    Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless a third party makes a Change of Control Offer (as defined in the Indenture) or the Company has exercised its right to redeem the Notes, each holder of Notes will have the right to require the Company to repurchase all or a portion of such holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

    If the Company or its restricted subsidiaries sell assets under certain circumstances specified in the Indenture and do not use the proceeds for certain specified purposes, the Company must offer to use certain net proceeds therefrom to repurchase the Notes and other debt that ranks equal in right of payment to the Notes on a pro rata basis. The purchase price of the Notes will be equal to the 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable date of repurchase.

    The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, create liens, sell, transfer or otherwise dispose of assets, enter into transactions with affiliates, enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends and impose conditions on the Company’s ability to engage in mergers, consolidations and sales of all or substantially all of its assets.

    The Indenture also contains certain “Events of Default” (as defined in the Indenture) customary for indentures of this type. If an Event of Default has occurred and is continuing, the Trustee or the holders of not less than 30% in principal amount of the Notes then outstanding may, and the Trustee at the request of the holders of not less than 30% in principal amount of the Notes then outstanding shall, declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable.

    Credit Facility

    On December 16, 2019, the Company entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“BofA”) as administrative agent, and other lender parties thereto. The Credit Agreement provides for a $650 million five-year senior secured revolving credit facility (the “Facility”). The Credit Agreement also provides that, under certain circumstances, the Company may incur term loans or increase the aggregate principal amount of revolving commitments by an aggregate amount of up to $250 million plus an unlimited amount subject to a secured net leverage ratio of 3.25 to 1.00. The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and those of its subsidiaries that are guarantors under the Credit Agreement.

    Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either, at the Company’s election, LIBOR plus a margin of 1.125% to 2.00% per annum, or base rate plus a margin of 0.125% to 1.00%, in each case depending on the Company’s consolidated net leverage ratio.

    The covenants of the Credit Agreement include customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens and make certain acquisitions, investments, asset dispositions and restricted payments. In addition, the Credit Agreement contains certain financial covenants that require the Company to maintain a secured net leverage ratio not greater than 3.25 to 1.00, a total net leverage ratio of not greater than 4.00 to 1.00 and an interest coverage ratio of at least 3.00 to 1.00.

    The Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and realize upon the collateral securing the obligations under the Credit Agreement.

    A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement.

    The financial institutions that acted as initial purchasers in the Notes offering or that are party to the Credit Agreement, and their respective affiliates, are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates were party to the Prior Credit Agreement and/or have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

  Item 1.02   Termination of a Material Definitive Agreement.

    The disclosure required by this Item 1.02 regarding the termination of the Prior Credit Agreement is included in Item 1.01 and is incorporated herein by reference.

  Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth under “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference.

  Item 8.01   Other Events.

    On December 12, 2019, the Company issued a press release announcing the pricing of its offering of the Notes through a private placement to certain eligible purchasers. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

    The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The press release is being issued in accordance with Rule 135c under the Securities Act.

  Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 16, 2019, by and among Korn Ferry, as issuer, certain subsidiaries of Korn Ferry, as guarantors thereto, and Wells Fargo Bank, National Association, as trustee.
10.1	Credit Agreement, dated December 16, 2019, by and among Korn Ferry, Bank of America, N.A., as administrative agent and other lender parties thereto.
99.1	Press Release dated December 12, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY (Registrant)
Date: December 16, 2019
/s/ Jonathan Kuai
(Signature)
	Name:	Jonathan Kuai
	Title:	General Counsel and Corporate Secretary